Exhibit 99.1

                     First Consulting Group (FCG)
                 Reports Second-Quarter 2007 Results


    LONG BEACH, Calif.--(BUSINESS WIRE)--Aug. 2, 2007--FCG (NASDAQ:
FCGI), a leading provider of outsourcing, consulting and systems implementation and integration services and proprietary software to the health-related industries, today reported financial results for the second quarter ended June 29, 2007.

    For the second quarter of 2007, revenues before out-of-pocket reimbursements ("net revenues") were $67.3 million, up slightly from $66.9 million in the first quarter of 2007 and up from $65.5 million in the second quarter of 2006.

    Net income was $3.2 million, or $0.12 per diluted share, for the second quarter of 2007, compared to net income of $3.7 million, or $0.13 per diluted share, for the first quarter of 2007, and net income of $5.2 million, or $0.20 per diluted share, for the second quarter of 2006. Included in the net income for the second quarter of 2007 was a $1.6 million (or approximately $0.04 per share) pretax charge related to in-process research and development associated with FCG's acquisition of Zorch, Inc. in June 2007. FCG also indicated that it recorded a tax provision of 26% in the second quarter of 2007 compared to a tax provision of 7% in the second quarter of 2006. As disclosed in the first quarter of 2007 results press release, the Company expects to exhaust its net operating loss carryforwards during the course of fiscal year 2007, which is the primary cause of the increase in the 2007 full-year estimated tax rate. The Company also stated that the weighted average number of shares used in computing earnings per diluted share has increased approximately 10% from 24.9 million shares in the first quarter of 2006 to 27.4 million shares in the second quarter of 2007, an increase that is primarily due to stock option exercises that have occurred during the last year.

    Total cash and investments increased to $79.5 million at the end of the second quarter of 2007 from $69.7 million at the end of the first quarter of 2007, an increase of $9.8 million during the quarter. The level of total cash and investments at the end of the second quarter of 2007 also represents a year-over-year increase of $36.6 million, as the level of cash and investments was $42.9 million at the end of the second quarter of 2006. FCG continues to have no debt.

    Larry Ferguson, FCG's chief executive officer, said, "We continue to work towards setting up the second half of the year and 2008. We are excited about our acquisition of Zorch and the introduction of FirstPoint(TM) in our Life Sciences business, as it adds to our already successful FirstDoc(R) software and services business in that segment and significantly expands the available target market. We believe the current business model we have in Life Sciences can deliver significant value and return to our stockholders. Our investment in relevant products and services and in sales is also showing some positive signs for us. While we need to convert our potential deals into signed business, we are encouraged by what we are seeing in terms of opportunities. In Life Sciences and Health Plans, our pipelines are the largest they have been in several years. In Health Delivery Services, we have seen significant pipeline improvement in the past few months and with Health Delivery Outsourcing, we are starting to see some additional revenue opportunities with current clients and in the mid-sized hospital market, where we believe our service offerings can be very relevant."

    Outlook

    FCG expects revenues for the third quarter of 2007 to be in the range of $66 million to $68 million with continued operating profitability and positive cash flow. The level of profitability in the third quarter of 2007 is currently expected to be similar to the second quarter of 2007.

    The Company also indicated that it expects lower revenues in its Health Delivery Outsourcing business unit starting in the fourth quarter of 2007, as the Company's outsourcing account at University of Pennsylvania Hospital System (UPHS) transitions back to the client. The impact of the expiration of that contract on FCG's income is uncertain at this time, and is dependent upon the future level of continuing services, if any, that UPHS decides to purchase from the Company. Operating margin (including project work) for this client has been approximately 10% of revenues related to that account for the first and second quarters of 2007.

    Second-Quarter 2007 Conference Call

    FCG will hold a teleconference hosted by Larry Ferguson, chief executive officer, and Tom Watford, executive vice president, chief operating officer and chief financial officer, to discuss the financial results and future plans and prospects. Any investor or interested individual can listen to the teleconference, which is scheduled to begin at 1:45 p.m. PDT (4:45 p.m. EDT) today. To participate in the teleconference, approximately 10 minutes prior to the above start time, please call 877-574-8878 (toll-free) (or 706-634-6364 for international callers) and reference "FCG." You may also listen to the teleconference live via the Internet at www.fcg.com (click on the "Investor Relations" link) or www.earnings.com. These web sites will host an archive of the call. Additionally, a telephone playback will be available beginning at 4:45 p.m. PDT on Aug. 2 through 9 p.m. PDT on Aug. 9. The playback can be accessed by calling 800-642-1687 (or 706-645-9291 for international callers) and providing Conference ID 7375691.

    About FCG

    FCG is a leading provider of outsourcing, consulting, systems implementation and integration services and proprietary software products for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. Through combinations of onsite, offsite and offshore outsourced services, FCG provides low-cost, high-quality offerings to improve its clients' performance. The firm's consulting and integration services and proprietary software products increase clients' operations effectiveness with and through information technology, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

    Forward-Looking Statements

    This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of First Consulting Group, Inc. These risks and uncertainties include:
(a) FCG's ability to build its pipeline of potential business and close new business at a level sufficient for FCG to maintain or grow revenues; (b) clients canceling, modifying or delaying current or prospective engagements with FCG for any reason; (c) FCG's ability to manage client expectations, service levels and profitability on its outsourcing accounts and projects; (d) the ability of FCG's management team to manage a diverse group of business units, and the ability of management to improve sales effectiveness and maintain and grow profitability; (e) the ability of FCG to integrate acquired businesses and transfer operating responsibilities for divested businesses; and
(f) other risk factors referenced in the Company's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG's objectives or plans will be achieved. FCG is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.



First Consulting Group, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands except per share data)

                                3 Months Ended       6 Months Ended
                              ------------------  --------------------
                              June 29,  June 30,  June 29,   June 30,
                                2007      2006       2007       2006
                              --------  --------  ---------  ---------

Revenues before
 reimbursements (net
 revenues)                     $67,260   $65,526  $134,175   $132,212
Reimbursements                   3,470     3,491     6,844      7,270
                              --------  --------  ---------  ---------
   Total revenues               70,730    69,017   141,019    139,482

Cost of services before
 reimbursable expenses          49,322    47,086    98,919     95,679
Reimbursable expenses            3,470     3,491     6,844      7,270
                              --------  --------  ---------  ---------
   Total cost of services       52,792    50,577   105,763    102,949

                              --------  --------  ---------  ---------
   Gross profit                 17,938    18,440    35,256     36,533

Selling expenses                 4,274     4,043     8,296      8,422
General and administrative
 expenses                       10,335     9,274    19,514     18,449
                              --------  --------  ---------  ---------
   Operating income              3,329     5,123     7,446      9,662
Interest income, net               946       425     1,794        763
Other income (expense), net         15         2       (11)       (13)
                              --------  --------  ---------  ---------
   Income before income taxes    4,290     5,550     9,229     10,412
Income tax provision             1,116       389     2,400        729
                              --------  --------  ---------  ---------
   Net income                  $ 3,174   $ 5,161  $  6,829   $  9,683
                              ========  ========  =========  =========

Basic and Diluted EPS:
   Basic net income            $  0.12   $  0.21  $   0.26   $   0.39
   Diluted net income             0.12      0.20      0.25       0.38

Basic weighted avg. shares      26,879    25,045    26,718     24,875
Diluted weighted avg. shares    27,386    25,790    27,444     25,350




First Consulting Group, Inc. and Subsidiaries
Consolidated Balance Sheet Data
(in thousands except per share data)

                                                    June 29,  Dec 29,
                                                      2007      2006
                                                    --------  --------

Cash, cash equivalents, and investments             $ 79,470  $ 63,497
Accounts receivable, net                              19,417    20,559
Unbilled receivables                                  15,827    12,252
Current assets                                       117,284   100,279
Total assets                                         172,038   151,493
Current liabilities                                   41,041    29,958
Long-term debt                                             -         -
Total stockholders' equity                           122,514   111,342





Selected Business Metrics

                               Q2 2007 Q1 2007 Q4 2006 Q3 2006 Q2 2006
                               ------- ------- ------- ------- -------

Revenues before reimbursements
 (net revenues) ($ in
 millions)                        67.3    66.9    66.7    65.2    65.5
Out-of-pocket reimbursements
 ($ in millions)                   3.4     3.4     3.1     3.3     3.5
  Total revenues ($ in
   millions)                      70.7    70.3    69.8    68.5    69.0
Gross margin %                    26.7    25.9    27.5    27.9    28.1
Selling expense %                  6.4     6.0     5.8     6.2     6.2
General and admin expense %       15.4    13.7    14.5    13.7    14.2
Operating income %                 4.9     6.2     7.2     8.0     7.8
Utilization %                     75.5    74.3    75.6    78.7    80.3
Total associates                 2,652   2,696   2,716   2,612   2,391
Billable associates              1,562   1,603   1,625   1,553   1,345
Outsourcing associates             742     738     745     733     727
Days sales outstanding              27      31      28      34      39





Delivery Units Selected Financial Metrics

Health Delivery Services       Q2 2007 Q1 2007 Q4 2006 Q3 2006 Q2 2006
Revenues before reimbursements
 (net revenues)
($ in millions)                   15.2    14.6    14.1    14.2    15.0
Out-of-pocket reimbursable
 expenses ($ in millions)          2.3     2.2     2.0     2.0     2.2
Total revenues ($ in millions)    17.5    16.8    16.1    16.2    17.2
Gross margin %                    36.6    34.8    38.6    41.4    38.2
Utilization %                     81.0    75.4    78.6    78.9    75.6
Billable associates                195     200     205     196     199
Total associates                   210     216     219     215     219


Health Delivery Outsourcing Q2 2007 Q1 2007 Q4 2006 Q3 2006 Q2 2006 Revenues before reimbursements
 (net revenues)
($ in millions)                   28.3    28.3    27.9    26.9    26.8
Out-of-pocket reimbursable
 expenses ($ in millions)          0.2       -       -       -       -
Total revenues ($ in millions)    28.5    28.3    27.9    26.9    26.8
Gross margin %                    13.1    11.1    12.7    13.3    14.0
Total associates                   642     641     644     634     631


Health Plan                    Q2 2007 Q1 2007 Q4 2006 Q3 2006 Q2 2006
Revenues before reimbursements
 (net revenues)
($ in millions)                    7.7     8.3     8.6     8.1     7.4
Out-of-pocket reimbursable
 expenses ($ in millions)          0.7     0.8     0.9     0.9     0.9
Total revenues ($ in millions)     8.4     9.1     9.5     9.0     8.3
Gross margin %                    27.8    28.0    26.3    24.6    28.4
Utilization %                     80.8    81.8    86.5    91.2    87.1
Billable associates                 70      69      74      76      60
Total associates                    94      94      99     100      85


Life Sciences                  Q2 2007 Q1 2007 Q4 2006 Q3 2006 Q2 2006
Revenues before reimbursements
 (net revenues)
($ in millions)                    9.6     8.7     8.1     8.2     8.3
Out-of-pocket reimbursable
 expenses ($ in millions)          0.1     0.1     0.1     0.1     0.2
Total revenues ($ in millions)     9.7     8.8     8.2     8.3     8.5
Gross margin %                    59.3    56.8    58.5    49.4    45.5
Utilization %                     73.4    71.8    74.7    69.2    70.0
Billable associates                123     103      92      95     103
Total associates                   158     131     116     120     123


Software Services              Q2 2007 Q1 2007 Q4 2006 Q3 2006 Q2 2006
Revenues before reimbursements
 (net revenues)
($ in millions)                    6.0     6.5     7.2     7.2     6.8
Out-of-pocket reimbursable
 expenses ($ in millions)          0.1     0.1     0.1     0.1     0.1
Total revenues ($ in millions)     6.1     6.6     7.3     7.3     6.9
Gross margin %                    25.3    27.5    35.8    36.1    41.4
Utilization %                     80.6    83.3    81.3    86.2    85.9
Billable associates                 41      46      47      47      41
Total associates                    49      55      56      55      50


Shared Services Centers        Q2 2007 Q1 2007 Q4 2006 Q3 2006 Q2 2006
Utilization %                     74.3    73.6    74.4    78.6    82.1
Billable associates              1,126   1,179   1,202   1,131     929
Outsourcing associates              81      79      83      81      78
Total associates                 1,348   1,409   1,426   1,332   1,122



    CONTACT: First Consulting Group Inc.
             Larry Ferguson, CEO, 562-624-5220
             Tom Watford, EVP, COO and CFO, 562-624-5222